Galaxy Statement of Integrity

The company and the world in which we operate are dynamic and changing constantly. Nevertheless the pole star, integrity, is the constant underlying value that must guide us into our continuing quest for excellence. The journey for excellence in all to which we aspire, is conditioned by a commitment to lawful and ethical conduct in both our business and professional activities.

Each and every employee is expected to adopt a personal commitment to follow the Code of Conduct laid out in the pages to follow. Each of us is expected to comply not only with the specific policies but also with the spirit of those policies.

Anyone with concerns as to what is proper behavior for any employee or agent of the firm should make that situation known through one of the available channels that are described in this document. Unethical behavior, whether related to the company's financial reporting, orders (implied or actual) from a superior or otherwise, will not be tolerated under the firm's commitment to integrity.

The senior management of Galaxy has the additional responsibility for imbuing and nurturing a culture in which integrity is paramount, the law is followed, ethical behavior is expected and a concern and respect for individuals is evident in all we do.

By placing integrity foremost among our core values, we provide the backbone necessary for exceptional performance.

                                 Code of Conduct

Obey all applicable laws and regulations governing our business.

In all business affairs and relationships, practice honesty and fairness.

Avoid any conflicts of interest involving work and personal activities.

Promote a safe, supportive and productive working environment.

Sustain a culture in which ethical conduct is fostered, recognized and valued.

                        Applicability of Galaxy Policies

The policies in this document apply to all employees of the company and to those additional persons who may represent the company including agents, sales representatives, consultants, distributors and independent contractors. Instituting these policies will require appropriate Galaxy employees in leadership roles to:

      1.    Identify  those  non-Galaxy   organizations  and  individuals  whose
            activities involve issues covered by these policies


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      2.    Require  those  entities to agree to comply  with these  policies 3.
            Provide the necessary instruction to permit the application of these policies 4. Terminate contracts involving failure to honor and abide by these policies

                            Employee Responsibilities

Each individual policy identifies specific responsibilities. However, all employees must also abide by the following fundamental obligations:

      1.    A basic understanding of the issues involved in each policy

      2. A detailed understanding of the policies as they apply to one's specific job

      3.    Seek council when questions as to proper behavior arise

      4. Promptly raise concerns involving any possible violations of these policies

      5. Recognize that concerns can be raised with any Galaxy manager, member of the board, company legal counsel or auditor. They can be oral or written and they can be anonymous

      6. Cooperate in any investigation into possible violation of these policies

                              Conflicts of Interest

Directors, officers, and employees must avoid any activity that creates or gives the appearance of a conflict of interest between their personal interests and those of the Company. Annual reports shall be made to the Office of the CEO or the CEO's delegate on the first day of the Company's fiscal year providing notification of any existing or potential conflict of interest. In particular, no director, officer or employee shall:

      1. be a consultant to; director, officer or employee of, or otherwise operate a business that markets products in competition with the Company's current or potential products, supplies products to the company available outside the normal course of business, or purchases products from the Company available outside the normal course of business;

      2. have any financial interest, including stock ownership in any outside business that creates or gives the impression of a conflict of interest;

      3. seek or accept personal loans or services from any outside business except from financial institutions offering similar services to third parties under similar terms in the ordinary course of their respective business activities;

      4. be a consultant , director, officer, or employee of any outside business, if the demands of that business would interfere with the operation of the Company;

      5. accept any personal loan, or guarantee of an obligation from the Company;

      6. conduct business on behalf of the Company with immediate family members including, spouses, parents, siblings and other persons sharing the same living quarters whether or not legal relatives;

      7. use the Company's property, information or position for personal gain.

                             Leader Responsibilities

The responsibilities of the senior management of the company and all those in leadership roles include but also transcend those required of each employee. They include:


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      1.    Building and  maintaining a culture of compliance  through  example, assuring an understanding of the relevant policies, providing an environment in which employees feel safe in raising policy concerns
            and  recognizing  employee   contributions  toward  compliance  with
            company policies

      2. Avoiding compliance problems by identifying potential business risks, developing policies and procedures for addressing risks and providing appropriate education and legal counseling

      3. Develop control processes to detect compliance problems, and conduct periodic reviews to assure their effectiveness

      4. Take corrective action, including appropriate disciplinary action, in regards to identified infractions and to correct weaknesses in compliance procedures

                           Raising An Integrity Issue

It is not easy to raise an issue of integrity. Doing so can be perceived as violating a confidence or of telling tales on another. A feeling of conflict often accompanies the raising of a potential breach of company policy. When and if you find yourself in this position it is important to consider the substantial harm that can result from remaining silent including: the health and safety of co-workers and the sustainability of the firm through a loss of confidence by our stakeholders or through imposed penalties. These reasons are why we have the policy and why it is important that all of us live by it.

                   Relationships With Customers And Suppliers

This section summarizes those policies that relate to how Galaxy will interact with its customers and suppliers.

Improper Payments

Overview:

Galaxy employees shall not offer anything of value to obtain an improper advantage in selling goods or services, or conducting financial arrangements. Galaxy must not authorize, participate in or tolerate any business activity that violates this policy. Violations of this policy can result in severe civil and criminal penalties.

Requirements:

      1. Items of value (money, goods, etc.) must never be authorized or given to secure an improper advantage. A business courtesy (gift, contribution, entertainment, etc.) is inappropriate under circumstances that could create the appearance of impropriety.

      2. Gratuities or other payments given to expedite a routine transaction should never be given without securing clearance from legal counsel. If an approved payment is made, it must be accurately reflected in the firm's financial reports as required.


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      3.    Contributions of Galaxy funds or other assets for political purposes are not  permitted.

      4. Representatives of the firm (consultants, agents, etc,) must be required to comply with this policy.

      5.    Put in place measures to assure compliance with this policy.

Warning signs:

      1. Knowledge of past inappropriate actions by a representative of the firm

      2.    Requests for payments prior to business awards

      3. Unusually large commissions relative the value of goods or services received

      4. Outside family or other relationships that could lead to a business decision not in Galaxy's best interest.

International Trade

Overview:

Most countries regulate international trade transactions including imports, exports and financial transactions. Further, the United States prohibits cooperation with boycotts against friendly countries or against countries "blacklisted" by specific groups or countries. Galaxy is also committed to complying with all applicable money laundering laws and will adopt steps to ensure the company does not accept forms of payment that have been identified as attempts at money laundering.

Requirements:

      1. Be knowledgeable about all international trade regulations involving countries in which your Galaxy responsibilities are relevant.

      2. Understand the extent to which U.S. trade controls apply to transactions conducted outside the United States.

      3. Check all Galaxy's international-business transactions against all applicable laws and regulations that restrict transactions with any country or individual.

      4. Refuse cooperation involving any restrictive trade practice or boycott prohibited or penalized under U.S. or applicable local laws. Inform management of all boycott requests including those for information.

      5.    Consult   with  company  and  legal   counsel  in  cases   involving
            transactions in which a conflict arises between U.S. law and the laws of another country or region.

      6. Where Galaxy could bear legal responsibility, procedures shall be established to monitor and verify the accuracy and completeness of all information presented to any government authority or business connection by Galaxy.

Warning Signs:

      1.    Unfamiliar customers and customers without convincing references.


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      2.    Unusual transactions involving payments, prices, or bribes including transfer prices that fail to be realistic in the face of appropriate cost considerations.

      3. Evasive behavior involving responses to inquiries, delivery dates and locations, or the condition of merchandise including inaccurate tariff classification.

      4.    Unusually favorable payment terms.

      5. Lack of concern for normal trading and warranty service. 6. Abnormal, shipping arrangements, packing, routing or marking. 7. Transactions that could be either inappropriate or illegal.

Privacy

Overview:

Galaxy is committed to protecting personal information collected from or maintained about individual customers. Each Galaxy employee shall protect individually identified customer information and any other additional personal information from inappropriate on unauthorized disclosure. The company shall develop and implement fair and responsible procedures and take reasonable steps to ensure compliance with these provisions.

Requirements:

      1. Comply with all applicable privacy and data collection laws, regulations and treaties.

      2.    Provide as required by law and Galaxy privacy policies:

            a.    Notice of privacy policies to relevant parties.

            b. Descriptions of the types of information to be gathered and its use.

            c.    Access to the information for verification and correction.

            d.    Information security

      3. Consumer information shall not be disclosed that is in any way inconsistent with Galaxy's privacy policies or applicable laws and regulations.

      4. Secure all business records of individual consumer information, including that which is computer-based.

      5. Consult with counsel before establishing or updating any system, process, or procedure to collect, use, disclose, or transmit individual consumer information, financial or medical records, or other sensitive personal information.

Warning Signs:

      1. Business plans involving inappropriate or unauthorized collection. Use or disclosure of personal information.

      2.    Inaccurate  or  out-of-date  policies,  notices or  information.

      3.    Inappropriate  requests for  personal  data from third  parties.


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      4.    Security controls that could permit  unauthorized access to consumer information.

Supplier Relationships

Overview:

Galaxy bases its business relationships with suppliers on efficient, fair and lawful practices. The quality of the relationships with our suppliers has a direct and important bearing on the quality of our customer relationships as well as the quality of our products and the ability to service our customer's needs.

Requirements:

      1. Provide a competitive opportunity for all suppliers to secure a share of Galaxy's purchase volume.

      2.    Enlisting   supplier   input  and  support  to  assure  that  Galaxy
            consistently meets the quality, cost and delivery needs of its customers.

      3. Assure all suppliers of prompt and full payment on all appropriate invoices.

      4. Conduct business only with suppliers who comply with all local and other applicable legal requirements as well as Galaxy standards relating to labor, environmental, health and safety, intellectual property rights and improper payments.


Warning Signs:

      1. Selection of any supplier on any basis other than open competitive bidding.

      2. Potential conflicts of interest in supplier selection including the acceptance of gifts or other items of value

      3. Inappropriate supplier selection - a supplier, owned or managed by a relative, close friend, or anyone currently employed by the firm.

      4. Apparent disregard of environmental standards, safety or privacy standards.

Complying with Competition Laws

Overview:

Galaxy is dedicated to compliance with the competition laws in all its activities. Any situations that arise that might compromise this policy should be reviewed and discussed with legal counsel.

Requirements:

      1. Become familiar with all business specific procedures that address contracts with competitors; obtaining and handling data concerning competitors; and participating trade associations, relevant professional societies, standards development and product certification organizations.


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      2.    Neither enter or propose any agreements with:

            a. Any competitor regarding any aspect of competition between Galaxy and the competitor for sales to a third party.

            b. A supplier that restricts the price or other terms at which Galaxy can resell any product or service to a third party.

            c. A customer that restricts the price or other terms at which the customer may resell any product to a third party.

      3. Consult with legal counsel on any business arrangement involving exclusive arrangements, bundling, agreements restricting consumer choice in use or reselling, technology licensing agreements, selective discounting, distribution agreements with competitors and any other arrangement that could raise competition legal issues.


Warning Signs:

      1. Discussions or agreements with competitors involving prices, terms and conditions of sale, costs and profit margins, product or service offerings, production or sales capacity or volume, market share, coordination of bidding activities and the division of sales territories of customer or product lines.

      2. Any contracts with competitors that could create the appearance of improper agreements or understandings.

Environment, Health and Safety

Overview:

The Company is committed to achieving environmental, health and safety (EHS) excellence. This task is the responsibility of management and employees in all areas of the business.

Requirements:

      1.    Comply with all relevant EHS laws and regulations.

      2.    Create and maintain a safe working environment.

      3.    Reduce waste, emissions and the use of toxic materials.

      4.    Access and manage EHS risks.

      5.    Eliminate unreasonable risks.

      6. Address any site contamination issues in a cost-effective and appropriate manner


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Warning Signs:

      1. The presence of unsafe activities including, failure to wear protective equipment when appropriate, unlabeled chemicals, exposed and unsafe wiring and blocked fire exits.

      2.    EHS  complaints   from   employees,   customers  or  neighbors.   3.
            Deficiencies noted by government inspectors. 4. Unreported accidents or health hazards.

Fair Employment Practices

Overview:

Galaxy is committed fair employment practices including, the prohibition against all form of illegal discrimination, and to following the applicable labor and employment laws wherever it operates.

Requirements:

      1. Merit and job qualification criteria are to be used as the sole bases for all employment-related decisions affecting employees and applicants.

      2.    Provision  of  a  work  environment  free  of  improper   harassment
            including that directed at an employee because of race, religion, gender, disability, etc.

      3. Respect for the privacy rights of employees as relates to their personal data while reserving the right to monitor the use of company property (e.g., computers) in accordance with applicable laws.

      4. Should conflict arise between these requirements and the policies, customs or practices of a different environment, legal council and management should be consulted to determine an appropriate course of action.

Warning Signs:

      1. Behaviors including materials, actions, or stories that ridicule or offend persons.

      2. Employment decisions reflecting characteristics other than merit and job related criteria.

      3.    Violation of an applicable labor law.

      4.    Improper disclosure of employee information.

      5. Refusal to work or otherwise cooperate with certain individuals for ethnic, gender, religious or other reasons covered in this section.

Conflicts of Interest

Overview:

Galaxy recognizes and respects that employees may take part in legitimate financial business and other activities outside of their jobs. However, those activities must be lawful and free of conflicts with their responsibilities to the company.


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Requirements:

      1. Written disclosure to your manager, and company legal counsel of any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of such conflict.

      2. Avoid activities or relationships that might conflict or appear to conflict with your job responsibilities. 3. Obtain necessary approvals before accepting any position as an officer or director of an outside business firm.

Warning Signs:

      1. Holding a financial interest in a company doing business with Galaxy.

      2. Receiving gifts of greater than a nominal value from suppliers, service providers, customers or competitors.

      3. Receiving personal discounts from suppliers, service providers, customers or competitors not generally available.

      4. Directing business to a supplier that is owned or managed by a relative or close friend.

      5. Misusing Galaxy resources or using your influence to promote or assist an outside business.

      6.    Preferential   hiring  of,  directing   supervision  of,  or  making
            promotion decisions involving a spouse, relative or close personal friend.

      7. Personal relationships that may create a conflict of interest with the employee's responsibilities or compromise company interests.

Controllership

Overview:

Controllership implies compliance with all applicable laws, regulations, and company policies; sound business processes to ensure management decisions reflect sound economic analysis (including prudent consideration of the business risks); the safeguarding and optimal employment of the firm's financial, intellectual, and physical property; and integrity of communication to realize the timely and accurate reporting of actual and forecasted financial information.

Requirements:

      1.    Follow  Generally   Accepted   Accounting   Principles  (GAAP),  and
            procedures, standards, laws and regulations in reporting business transactions.

      2. Maintain complete, accurate, and timely records and accounts that reflect all business transactions.

      3. Safeguard all physical, financial, informational and other company assets.

      4.    Use economic, risk-based criteria in making business decisions.

      5.    Provide timely, candid forecasts and assessment s to management.

      6. Assure that all required reports are filed with the appropriate agencies (e.g. SEC) on time.

      7.    Maintain sound business processes and controls.


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Warning Signs:

      1.    Financial   results   that   seem   inconsistent   with   underlying
            performance.

      2.    Inaccurate financial records.

      3. Transactions that appear to be inconsistent with good business practice.

      4.    Absence of controls to protect assets from risk of loss.

      5.    Underutilized assets.

      6.    Any circumventing of appropriate reviews or approved processes.

Insider Trading

Overview:

Insider trading, dealing, and stock tipping are criminal offences and will not be tolerated by the Company.

Requirements:

      1. Never purchase, sell or recommend the stock or other securities of any company while you are in possession of inside information about that company.

      2. Do not disclose inside information to anyone outside Galaxy (including family members), except when such disclosure is needed to enable Galaxy to carry on its business properly, effectively and then, only if all appropriate steps have been taken by Galaxy to prevent the misuse of the information.

      3. Only disclose inside information within Galaxy in the ordinary course of business and when there is no reason to believe the information will be misused.


Warning Signs:

      1.    The giving of trading tips.


      2.    Unexpected  changes in the company's  stock price or trading volume.

      3.    Discussions of internal company information at social events.

Intellectual Property

Overview:

Galaxy's intellectual property (e.g. patents, trade secrets, trademarks etc.) is among its most valuable assets. It is company policy to establish, protect, maintain and defend its rights to all commercially significant intellectual property and to use these rights in responsible ways.


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Requirements:

      1.    Identify   and   protect   all   commercially   significant   Galaxy
            intellectual property rights.

      2. Respect the valid intellectual property rights of others. 3. Consult with management and legal counsel before:

            a. Soliciting, accepting or using proprietary information of outsiders.

            b.    Disclosing Galaxy proprietary information to outsiders.

            c.    Permitting outsiders to use Galaxy's intellectual property.

      4. Assert intellectual property rights only in ways consistent with the law.

      5. Understand the procedures that apply regarding new inventions and ideas by an employee.

Warning Signs:

      1. Receiving proprietary information from an employee about their former employer.

      2.    Discussions of proprietary information with customers or suppliers.

      3. The divulging of information about a new product or service name before a patent application has been filed or a decision has been made not to file an application.

      4. Introduction of a new product or service before a check has been made for patent or trademark infringement.

      5.    Employing  someone who  previously  worked for a competitor  without
            safeguards  to  prevent   inadvertent   disclosure  or  use  of  the
            competitor's proprietary information.


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